Exhibit 10.1

Resignation Agreement and General Release

This Resignation Agreement and General Release (this “Agreement”), dated as of April 13, 2025, is by and between Brett Summerer, an individual resident of the State of Illinois (“Mr. Summerer” or “you”), and Verano Holdings Corp., a British Columbia corporation (“Verano”).

Preliminary Statements

A. This Agreement sets forth the terms and conditions of the agreement between Mr. Summerer and Verano and its predecessors, successors, assigns, parents, affiliates, subsidiaries, and related companies (collectively, the “Company”) regarding Mr. Summerer’s voluntary resignation of employment from the Company and the benefits being offered to Mr. Summerer in exchange for his entering into this Agreement, including Mr. Summerer agreeing to be bound and subject to the general release provided for herein.

B. This Agreement includes the general release of claims against the Company and their affiliates referenced in the Employment Agreement, dated and entered into on December 1, 2021, by and between Mr. Summerer and Verano (the “Employment Agreement”).

C. This Agreement shall become effective as of the Effective Date (as defined below in Section 11) in accordance with its conditions and other terms.

Now, therefore, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged and agreed to by Mr. Summerer and Verano, the parties hereto, intending to be legally bound, agree as follows:

Agreement

1. Last Day of Employment. Mr. Summerer’s employment and all positions with the Company, including as an officer, director or manager, will end at the close of business on April 11, 2025 (the “Separation Date”). Except as provided in this Agreement, Mr. Summerer’s privileges of employment and as an officer of the Company will end as of the Separation Date. Mr. Summerer’s signature below affirms his resignation in full, effective as of the Separation Date, from any and all positions with the Company, including as a director, manager, officer, employee, representative or agent or Verano Holdings Corp. and any of its subsidiaries or controlled affiliates. Final Paycheck. Mr. Summerer will be paid all salary, wages and commissions, as applicable, earned through the Separation Date on the next regularly scheduled payroll date following the Separation Date.

Other than your final paycheck, you agree you have been paid, in full, for all hours worked for the Company. Further, you agree and acknowledge that no other compensation or payment is due and owing to you, except as provided in this Agreement.

2. Benefits. If Mr. Summerer is currently participating in any Company group health insurance plans, his participation under the health insurance plan will end on the last day of the month of the Separation Date. Under separate cover, Mr. Summerer will receive additional information about his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) to continue his group health insurance coverage after the Separation Date. To continue his coverage, Mr. Summerer must file the required election form and timely pay the required premiums.

3. Severance Benefits. In exchange for your agreeing to, and complying with, the terms of this Agreement, including the general release of claims contained herein in Section 4 (the “General Release”) and the agreements and acknowledgments in Section 8, and the continuing agreements and obligations set forth in the Employment Agreement, including Sections 5, 6 and 7 therein, and provided you do not revoke all or any part of this Agreement, you shall receive from the Company the following (collectively clauses (a), (b) and (c) below, the “Severance Pay”):

(a) for a period of 12 consecutive months after the Effective Date, your base salary in an annual amount of $415,000 (prorated monthly);

(b) provided you timely elect and comply with the requirements for COBRA coverage as set forth in Section 2 above, for a period of 12 consecutive months after the Effective Date the amount of the regular premium of such medical coverage that was paid by the Company as in effect on the Separation Date;

(c) accelerated vesting in full as of the Effective Date of (i) 171,822 unvested restricted stock units evidenced by award number AO1260 with a grant date of June 1, 2023, (ii) 113,086 unvested restricted stock units evidenced by award number AO1407 with a grant date of June 1, 2024, and (iii) $466,875 unvested long-term cash incentives evidenced by award number AOO1552 with a grant date of June 1, 2024; and

(d) continued participation in the Company’s 40% employee discount through the period beginning on the Effective Date and ending on December 31, 2025; provided, that such discount shall not exceed $150 in any calendar month (pro-rated for any partial month).

You agree and acknowledge that the Severance Pay is in addition to anything you were entitled to receive had you not signed, and do not revoke, this Agreement.

4. General Release of Claims. In exchange for receiving the severance benefits described above in Section 3, you release, forever discharge, and covenant not to sue the Company and their respective current or former parents, subsidiaries, affiliates, predecessors, successors, insurers, directors, managers, members, partners, officers, board members, employees, agents, and assigns, with respect to any and all claims, causes of action, suits, debts, sums of money, controversies, agreements, promises, damages, and demands whatsoever, including attorneys’ fees and court costs, in law or equity or before any federal, state or local administrative agency, whether known or unknown, suspected or unsuspected, which you have, had, or may have, based on any event occurring, or alleged to have occurred, to the date you execute this Agreement. This release includes, but is not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, and any other federal, state or local statute, law, regulation, ordinance, or order, including those enumerated in Exhibit A to this Agreement, claims for retaliatory discharge, and claims arising under common law, contract, implied contract, public policy or tort. You expressly waive and relinquish all rights and benefits provided to you by any statute or other law that prohibits release of unspecified claims and acknowledge that this release is intended to include all claims you have or may have, whether you are aware of them or not, and that all such claims are released by this Agreement.

Notwithstanding the above, this General Release does not waive or release: (a) any claims arising after you sign this Agreement, including any claim for breach of this Agreement; (b) any vested benefits in the Verano Holdings Corp. Stock and Incentive Plan, the right to which are governed by the terms of that plan; (c) claims for workers’ compensation benefits; (d) claims for continuing health insurance coverage under COBRA; (e) claims pertaining to vested benefits under any retirement plan governed by the Employee Retirement Income Security Act (ERISA); and (f) claims that cannot be waived as a matter of law or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”). This General Release also does not prevent you from filing a charge or complaint with, communicating with, or participating in an investigation or proceeding conducted by Governmental Agencies, the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), or the Equal Employment Opportunity Commission (EEOC), but you waive any right to any relief of any kind should the EEOC pursue any claim on your behalf. However, to the fullest extent permitted by law, you agree that you are waving the right to monetary damages or other equitable or monetary relief as a result of any charge, complaint, investigation, or proceeding.

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5. ADEA Release; Consideration. The General Release includes a release of claims arising under the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA), and its implementing regulations. By signing this Agreement, you acknowledge and confirm that: (a) you have read and understood this Agreement; (b) by this Agreement, you have been advised in writing to consult with an attorney of your choice before signing this Agreement; (c) you knowingly, freely, and voluntarily agree to all of the terms and conditions in this Agreement, including, without limitation, the General Release; (d) you have received good and valuable consideration for signing this Agreement, which is in addition to anything of value you were otherwise entitled to receive; (e) you were given at least 21 days to consider the terms of this Agreement and consult with counsel, but you may sign it before the 21 days expire; (f) you have seven days after signing this Agreement to revoke the General Release by delivering a notice of revocation by email to Steven Avalos, Vice President and Associate General Counsel, at steven.avalos@verano.com before the end of this seven-day period; and (g) you understand that the General Release does not apply to rights and claims that may arise after you sign this Agreement.

6. Company Property. By signing this Agreement, Mr. Summerer represents that he has returned to the Company, or will return to the Company no later than seven days after the Separation Date, all property belonging to the Company, including, without limitation, Company-issued equipment and electronics, copies of documents that belong to the Company and files and data stored on your computers, personal devices or in cloud storage accounts containing information belonging to the Company.

7. No Admission; Neutral Reference. Nothing contained in this Agreement will constitute or be treated as an admission by Mr. Summerer or the Company of liability, any wrongdoing, or any violation of law. In response to a request for a reference, and consistent with the Company’s policy, the Company will provide only Mr. Summerer’s job title and dates of employment.

8. Agreements and Acknowledgments.

(a) You agree and acknowledge that the Company may publicly disclose this Agreement and the terms hereof in its filings with the U.S. Securities and Exchange Commission (the “SEC”), the Canadian Securities Administrators (the “CSA”), the Cboe Canada stock exchange and as otherwise may be deemed necessary or appropriate by the Company to comply with applicable securities and other laws, including, without limitation, in a Current Report on Form 8-K filed with the SEC, in a Material Change Report filed with the CSA in Canada and as may be incorporated by reference in registration statements, periodic reports and other filings with the SEC, the CSA, stock exchanges and other regulatory authorities.

(b) You agree and acknowledge that you do not disagree with the Company or its independent auditor regarding any matter related to the Company’s financial statements, accounting principles or practices or internal controls over financial reporting.

(c) In exchange for the Severance Pay, in addition to, and not in lieu of, your obligations under the Employment Agreement, the Company’s Business Protection Agreement with you and all other policies, guidelines and procedures that governed your employment with the Company, you agree that you shall not make any statements that are maliciously untrue, such that they are made with knowledge of their falsity or with reckless disregard for their truth or falsity about the Company, its business practices, officers, employees, directors, shareholders, managers, and supervisors.

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(d) Nothing in this Section 8 shall restrict your right to participate in protected concerted activity under the National Labor Relations Act, file an unfair labor practice (ULP) charge with the National Labor Relations Board, assist others in filing a ULP charge, or otherwise cooperate with the National Labor Relations Board’s investigative process. Moreover, nothing in this Section 8 is intended to limit your right to report a good faith allegation of an unlawful employment practice or criminal conduct to a government agency; participate in any appropriate governmental agency’s enforcement of unlawful employment practices law; make truthful statements or disclosures required by law, regulation, or legal process; and request or receive confidential legal advice.

9. Continuing Obligations. Please be advised that any existing post-employment obligations you may now have under the Employment Agreement, the Company’s Business Protection Agreement or otherwise with the Company, shall remain in effect, which may include, but are not limited to, non-competition agreements, obligations of confidentiality, non-solicitation, non-interference, non-disparagement and intellectual property assignment.

10. Dispute Resolution. Any controversy, dispute or claim arising out of a breach of this Agreement shall first be settled through good faith negotiation between the parties hereto. If the controversy, dispute or claim cannot be settled through negotiation, such matter must be settled by final and binding arbitration held in Chicago, Illinois, except as otherwise provided herein. Judgment on the arbitration award may be entered in any court having proper jurisdiction. In aid of arbitration, either party hereto may seek preliminary or temporary injunctive relief at any time before the arbitration demand has been filed and served or before an arbitrator has been selected. This agreement to mandatory arbitration is a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel).

11. Revocation. Following execution of this Agreement, Mr. Summerer has seven days to revoke this Agreement in writing, and this Agreement shall not become effective or enforceable until the seven-day revocation period has expired. A revocation must be sent timely and directly to Steven Avalos, Vice President and Associate General Counsel, at steven.avalos@verano.com to be effective.

If you do not revoke this Agreement, it becomes effective on the eighth day after you sign it (the “Effective Date”). No part of this Agreement is effective or enforceable until the Effective Date.

12. Miscellaneous Provisions. This Agreement will be construed and interpreted in accordance with the laws of the State of Illinois (other than its conflict or choice of law provisions that would require the application of any other state’s law). This Agreement may be signed in counterparts and transmitted electronically. A signed PDF version shall have the same force and effect as an original signed document.

[Signature Page Follows]

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You indicate your understanding of, and agreement with, the terms and conditions set forth herein, including those incorporated by reference, by signing below.

Verano Holdings Corp.

By:	/s/ George Archos
George Archos, Chairman and
Chief Executive Officer

I ACKNOWLEDGE AND AGREE THAT I HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT AND THE ATTACHMENTS HERETO. I ALSO ACKNOWLEDGE THAT MY SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW IN EXCHANGE FOR THE BENEFITS BEING PROVIDED TO ME BY THIS AGREEMENT.

By:	/s/ Brett Summerer
Brett Summerer

Dated: April 13, 2025

[Signature Page to Resignation Agreement and General Release]

Exhibit A

Waiver of Applicable State and Local Laws

Illinois: All claims arising out of your employment with the Company including but not limited to: the Chicago Human Rights Ordinance; Cook County Human Rights Ordinance, Illinois Human Rights Act; and the Illinois Constitution. 3. Employee Blood Donation Leave Act, 820 Ill. Comp. Stat. 149/1, et seq.; Illinois Biometric Information Privacy Act, 740 Ill. Comp. Stat. 14/1, et seq.; Illinois Equal Pay Act of 2003, 820 Ill. Comp. Stat. 112/1, et seq.; Illinois Equal Wage Act, 820 Ill. Comp. Stat. 110/1, et seq.; Illinois Family Military Leave Act, 820 Ill. Comp. Stat. 151/1, et seq.; Illinois Paid Leave for All Workers Act; Cook County Paid Leave Ordinance (No. 24-0583); the City of Chicago Paid Leave and Paid Sick and Safe Leave Ordinance; Illinois Health Insurance Claim Filing Act, 820 Ill. Comp. Stat. 45/1, et seq.; Illinois Human Rights Act, 775 Ill. Comp. Stat. 5/1-101, et seq.; Illinois Personnel Records Review Act, 820 Ill. Comp. Stat. 40/0.01, et seq.; Illinois School Visitation Rights Act, 820 Ill. Comp. Stat. 147/1, et seq.; Illinois Victims’ Economic Security and Safety Act, 820 Ill. Comp. Stat. 180/1, et seq.; Illinois Wage Payment & Collection Act, 820 Ill. Comp. Stat. 115/1, et seq.; Illinois Whistleblower – Environmental Protection Act, 415 Ill. Comp. Stat. 5/52; Illinois Worker Adjustment and Retraining Notification Act, 820 Ill. Comp. Stat. 65/1, et seq.; Illinois Workplace Transparency Act, 820 Ill. Comp. Stat. 96/1, et seq.; One Day Rest in Seven Act, 820 Ill. Comp. Stat. 140/1, et seq.; and Right to Privacy in the Workplace Act, 820 Ill. Comp. Stat. 55/1, et seq.